Exhibit 99.3

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, DC 20006

FORM 10-KSB/A

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended April 30, 2006

OR

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to

FDIC Certificate Number: 26553

MAYFLOWER CO-OPERATIVE BANK

(Name of small business issuer in its charter)

Massachusetts	04-1618600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 South Main Street, Middleboro, Massachusetts	02346
(Address of principal executive offices)	(Zip Code)

Issuer’s Telephone Number: (508) 947-4343

Securities registered under Section 12(b) of the Exchange Act:

Common Stock, par value $1.00 per share	Nasdaq National Market
(Title of Class)	(Name of each exchange on which registered)

Securities registered under Section 12(g) of the Exchange Act: None

Check if the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. ☐

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒    No  ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐    No  ☒

The issuer’s revenues for its most recent fiscal year were $13,562,000.

At July 3, 2006, there were 2,083,562 shares of Mayflower Co-operative Bank’s (the “Bank”) common stock, par value $1.00, outstanding. The aggregate market value of voting stock held by nonaffiliates of the Bank at July 3, 2006, was approximately $20,691,000 based on the price at which the common stock was last sold. For purposes of this calculation shares held by directors and executive officers of the Bank and by any stockholder beneficially owning more than 5% of the Bank’s outstanding common stock are deemed to be shares held by affiliates.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Annual Report to Stockholders and the Proxy Statement for the 2006 Annual Meeting of Stockholders are incorporated by reference in Parts II and III, respectively, of this Report.

Transitional Small Business Disclosure Format (check one): Yes  ☐    No  ☒

EXPLANATION FOR AMENDMENT

This Form 10-KSB/A is being filed to indicate that the registrant is not a shell company as defined in Rule 12b-2 of the Exchange Act. The cover page to the registrant’s Annual Report on Form 10-KSB filed on July 14, 2006, incorrectly indicated that the registrant is a shell company as defined in Rule 12b-2 of the Exchange Act.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYFLOWER CO-OPERATIVE BANK

August 3, 2006	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer
(Duly authorized officer)